EXHIBIT 21
As of 12.31.2009

GOODRICH CORPORATION
Parent and Subsidiaries of Registration

		Percentage Of
		Voting
	Place Of	Securities
Consolidated Subsidiary Companies	Organization	Owned
Goodrich Corporation (Registrant; there are no parents of of the registrant)	New York

AIS Global Holdings LLC	Delaware	100.00
Atlantic Inertial Systems Limited	United Kingdom	100.00
Atlantic Inertial Systems, Inc.	California	100.00
AS Engineering, Inc.	Arizona	100.00
Brecksville Road Realty (I), LLC	Delaware	100.00
Cloud Cap Technology, Inc.	Oregon	100.00
Delfzijl Resin C.V.	The Netherlands	100.00
First Charter Insurance Company	Vermont	100.00
Freedom Textile Chemical Company (South Carolina), Inc.	Delaware	100.00
Goodrich Aerospace Pty. Limited	Australia	100.00
Goodrich Asia-Pacific Limited	Hong Kong	51.00
Goodrich Cargo Systems LLC	Delaware	100.00
Goodrich Control Systems, Inc.	Delaware	100.00
Goodrich Controls Holding Limited	United Kingdom	100.00
Goodrich Actuation Systems Limited	United Kingdom	100.00
Goodrich Aftermarket Services Limited	United Kingdom	100.00
Goodrich Pension Trustees Limited	United Kingdom	100.00
Goodrich Inertial Holdings Limited	United Kingdom	100.00
Goodrich Inertial Limited	United Kingdom	100.00
Goodrich Systems Limited	United Kingdom	100.00
Goodrich Control Systems	United Kingdom	100.00
Goodrich Customer Services Inc.	Delaware	100.00
Goodrich Finance LLC	Delaware	100.00
Goodrich Foundation	North Carolina	100.00
Goodrich Japan, Ltd.	Japan	100.00
Goodrich Lighting Systems, Inc.	Florida	100.00
Goodrich Lighting Systems GmbH & Co. KG	Germany	100.00
Goodrich Lighting Systems Holding GmbH	Germany	100.00
Goodrich Lighting Systems GmbH	Germany	100.00
Goodrich Liegenschaften GmbH	Germany	100.00
Goodrich Verwaltungs GmbH	Germany	100.00
Goodrich Lighting Systems GmbH & Co. KG	Germany	100.00
Goodrich Pump & Engine Control Systems, Inc.	Delaware	100.00
AMI Industries, Inc.	Colorado	100.00
Walbar Inc.	Delaware	100.00
CII Holdings Inc	Delaware	100.00
Goodrich Canada, Inc.	Delaware	100.00
Goodrich Aerospace Canada Ltd	Ontario, Canada	100.00
Goodrich Krosno Sp.z.o.o.	Poland	100.00
Delavan Inc	Delaware	100.00

GOODRICH CORPORATION
Parent and Subsidiaries of Registration

		Percentage Of
		Voting
	Place Of	Securities
Consolidated Subsidiary Companies	Organization	Owned
Delavan Spray, LLC	Delaware	100.00
Goodrich (Great Britain) Limited	United Kingdom	100.00
Delavan Limited	United Kingdom	100.00
Goodrich Holdings Inc	Delaware	100.00
Goodrich Landing Gear, LLC	Delaware	100.00
Menasco Aerosystems, Inc.	Delaware	100.00
Goodrich Singapore, Inc.	Delaware	100.00
Inrich Corporation	New York	100.00
International Goodrich Technology Corporation	Delaware	100.00
Goodrich FSC, Inc.	Barbados	100.00
Ithaco Space Systems Inc.	Delaware	100.00
JMS I Corporation	Delaware	100.00
Goedrijk Finance C.V.	The Netherlands	100.00
Delfzijl Resin C.V.	The Netherlands	100.00
GF Finance LLC	Delaware	100.00
Goedrijk Finance C.V.	The Netherlands	100.00
ALA Corporation	Delaware	100.00
CMK Corporation	Delaware	100.00
Kalama Specialty Chemicals, Inc.	Washington	100.00
Kinsman Road Realty Corporation	Ohio	100.00
Rohr, Inc	Delaware	100.00
Goodrich Aerostructures Integration Services, Inc.	Delaware	100.00
Tolo Incorporated	California	100.00
Rohr, Inc.	Maine	100.00
Rohr Industries, Inc.	Kentucky	100.00
Rohr International Sales Corporation	Delaware	100.00
Rohr International Service Corporation	Delaware	100.00
RE Components Inc.	Delaware	100.00
Rohr Finance Corporation	Delaware	100.00
Rohr Southern Industries, Inc.	Delaware	100.00
Goodrich Aerospace Europe, Inc.	Delaware	100.00
Goodrich Aerospace Europe GmbH	Germany	100.00
Goodrich Luxembourg S.C.S.	Luxembourg	50.00
Goodrich Aftermarket (Singapore) S.à.r.l.	Luxembourg	100.00
HEJ Holding, Inc.	Delaware	100.00
Goodrich (Gibraltar) Holding Limited	Gibraltar	100.00
Goodrich TMM Luxembourg B.V.	The Netherlands	100.00
Goodrich XCH Luxembourg B.V.	The Netherlands	100.00
Goodrich Aerospace de Mexico S.de R.L de C.V.	Mexico	.10
Goodrich Aerospace Properties S. de. R.L. de. C.V.	Mexico	.10
Goodrich Mexicali S.à.r.l.	Luxembourg	100.00
Goodrich Aerospace de Mexico S. de R.L de C.V.	Mexico	99.90
Goodrich Aerospace Properties S. de. R.L. de C.V.	Mexico	99.90

GOODRICH CORPORATION
Parent and Subsidiaries of Registration

		Percentage Of
		Voting
	Place Of	Securities
Consolidated Subsidiary Companies	Organization	Owned
Goodrich Luxembourg S.à.r.l.	Luxembourg	100.00
Goodrich Luxembourg S.C.S.	Luxembourg	50.00
Goodrich Aftermarket (Singapore) S.à.r.l.	Luxembourg	100.00
Goodrich Investments Limited	Gibraltar	100.00
Goodrich Asia Holding Pte. Ltd	Singapore	100.00
Goodrich Aerostructures Service Center-Asia Pte. Ltd.	Singapore	60.00
Goodrich Aerostructures Service (China) Co. Ltd	China	100.00
Goodrich Aerospace Pte. Ltd.	Singapore	100.00
Goodrich Aerospace Services Private Limited	India	100.00
Goodrich Aerospace Technologies (Tianjin) Co. Ltd.	China	100.00
Goodrich Limited	United Kingdom	100.00
Goodrich Aerospace Poland Sp.z.o.o.	Poland	100.00
Goodrich Holding UK Limited	United Kingdom	100.00
Goodrich Landing Systems Services Limited	United Kingdom	100.00
Rohr Aero Services Limited	United Kingdom	100.00
Simmonds Precision Limited	United Kingdom	100.00
Goodrich Aerospace UK Limited	United Kingdom	100.00
Rosemount Aerospace Limited	United Kingdom	100.00
Rosemount Aerospace Properties Limited	United Kingdom	100.00
Goodrich Holding S.A.S.	France	100.00
Goodrich Aerospace Services S.A.S.	France	100.00
Rosemount Aerospace S.à.r.l.	France	100.00
Goodrich Actuation Systems S.A.S.	France	100.00
Aerolec SAS	France	60.00
Goodrich Aerospace Europe S.A.S.	France	100.00
Rohr Southern Industries, Inc.	Delaware	.03
Rohr Aero Services LLC	Delaware	.03
Goodrich Holding SAS	France	99.94
Goodrich Control Systems Ltd./Systemes de Controle Goodrich Ltee	Canada	100.00
Goodrich Control Systems Pty. Ltd.	Australia	100.00
Goodrich Aerostructures GmbH	Austria	100.00
Goodrich Holding GmbH	Germany	100.00
Goodrich Control Systems GmbH	Germany	100.00
Rosemount Aerospace GmbH	Germany	100.00
Global Goodrich Control Systems Holding Limited	Mauritius	100.00
Goodrich TAECO Aeronautical Systems (Xiamen)	China	65.00
PT Goodrich Pindad Aeronautical Systems	Indonesia	51.00
Goodrich Control Systems Pte. Ltd.	Singapore	100.00

GOODRICH CORPORATION
Parent and Subsidiaries of Registration

		Percentage Of
		Voting
	Place Of	Securities
Consolidated Subsidiary Companies	Organization	Owned
Rohr Aero Services LLC	Delaware	100.00
Goodrich Centro de Servicos Aeronauticos do Brasil Ltda.	Brazil	100.00
Rosemount Aerospace Inc.	Delaware	100.00
Safeway Products Inc.	Connecticut	100.00
Sensors Unlimited, Inc.	New Jersey	100.00
Skyline Industries, Inc.	Texas	100.00
Siltown Realty, Inc.	Alabama	100.00
Simmonds Precision Products, Inc.	New York	100.00
Simmonds Precision Engine Systems, Inc.	New York	100.00
TEAC Aerospace Holdings Inc.	Delaware	100.00
TEAC Aerospace Technologies Inc.	Delaware	100.00
Merlin Engineering Technologies Inc.	Delaware	100.00
TSA Holdings Inc.	Delaware	100.00
TSA-rina Holding B.V.	The Netherlands	100.00
Universal Propulsion Company, Inc.	Delaware	100.00
The Registrant also owns 50% of Goodrich — Messier, Inc., incorporated in Delaware; 50% of Messier - Goodrich S.A., organized under the laws of France; 40% of Compania Espanola De Sistemas Aeronauticos SA, organized under the laws of Spain, 50% of Rolls-Royce Goodrich Engine Control Systems Ltd. organized under the laws of the United Kingdom. Rolls-Royce Goodrich Engine Control Systems Ltd. owns 100% of Rolls-Royce Goodrich Engine Control Systems, LLC incorporated in Delaware, 100% of Rolls-Royce Goodrich Engine Control Systems Pension Trustees Limited and 50% of Silicon Sensing Systems Limited organized under the laws of the United Kingdom. Silicon Sensing Systems Limited owns 100% of Silicon Sensing Products Ltd and Silicon Sensing Systems Japan Ltd both organized under the laws of Japan as well as Silicon Sensing Products (UK) Limited organized under the laws of the United Kingdom.. First Charter Insurance Company owns 8.05% of United Insurance Company, organized under the laws of the Cayman Islands.

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